Exhibit (a)(1)(iv)

Form of Notice of Withdrawal of Tender

NOTICE OF WITHDRAWAL OF TENDER

Regarding Shares

Of

A&Q MULTI-STRATEGY FUND

Tendered Pursuant to the Offer to Purchase

Dated June 19, 2017

THE OFFER AND WITHDRAWAL RIGHTS WILL

EXPIRE AT, AND THIS NOTICE OF WITHDRAWAL

MUST BE RECEIVED BY BNY Mellon Investment

Servicing (US) Inc. EITHER BY MAIL OR BY

FAX BY THE END OF THE DAY ON

MONDAY, JULY 17, 2017, AT 12:00 MIDNIGHT,

NEW YORK TIME, UNLESS THE OFFER IS EXTENDED.

Complete This Notice Of Withdrawal And Fax Or Mail To:

A&Q Multi-Strategy Fund

c/o BNY Mellon Investment Servicing (US) Inc.

P.O. Box 857

Claymont, Delaware 19703-9911

Attn: Tender Offer Administrator

For additional information:

Phone: (877) 431-1973

Fax:    (302) 793-8201

(302) 793-8202

To assure good delivery, please send this Notice of Withdrawal to BNY Mellon Investment Servicing (US) Inc. and not to your Financial Advisor.

A&Q Multi-Strategy FUND

You are responsible for confirming that this Notice is received by BNY Mellon Investment Servicing (US) Inc. To assure good delivery, please send this page to BNY Mellon Investment Servicing (US) Inc. and not to your Financial Advisor. If you fail to confirm receipt of this Notice, there can be no assurance that your withdrawal will be honored by the Fund.

Ladies and Gentlemen:

Please withdraw the tender previously submitted by the undersigned in a Letter of Transmittal.

UBS Financial Services Brokerage Account # (if applicable):	☐☐ ☐☐☐☐☐ ☐☐

FOR INDIVIDUAL SHAREHOLDERS AND JOINT TENANTS:

Signature:
(Signature of Owner(s) Exactly as Appeared on Shareholder Certification) / Date
Print Name of Shareholder:

Joint Tenant Signature:
(If joint tenants, both must sign.)	(Signature of Owner(s) Exactly as Appeared on Shareholder Certification) / Date

Print Name of Joint Tenant:

FOR OTHER SHAREHOLDERS:

Print Name of Shareholder:

Signature:
(Signature of Owner(s) Exactly as Appeared on Shareholder Certification) / Date
Print Name of Signatory and Title:

Co-Signatory if necessary:
(Signature of Owner(s) Exactly as Appeared on Shareholder Certification) / Date
Print Name of Co-Signatory and Title: